UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 2, 2024, DarkPulse, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Initial Report”) stating that Fruci & Associates II, PLLC (“Fruci”) had been dismissed as the Company’s independent registered public accounting firm, effective June 26, 2024. The Company provided a copy of the Initial Report to Fruci prior to filing it with the U.S. Securities and Exchange Commission (the “SEC”). The Company requested that Fruci furnish the Company with a letter addressed to the SEC stating whether Fruci agrees with the statements made by the Company in the Initial Report in response to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and, if not, stating the respects in which it does not agree. The Initial Report is hereby amended and supplemented by adding the language that appears below.

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Item 4.01	Changes in Registrant’s Certifying Accountant.

Pursuant to the Company’s request, on July 3, 2024, Fruci furnished to the Company a letter addressed to the SEC regarding the statements made by the Company in the Initial Report. A copy of Fruci’s letter has been filed as Exhibit 16.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

16.1	Letter from Fruci & Associates II, PLLC to the SEC, dated July 3, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: July 3, 2024	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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